Exhibit 10.4

Execution Version

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”), date as of June 26, 2015, by and between Carlyle GMS Finance, Inc., a Maryland corporation, as the contributor (the “Contributor”), and Carlyle GMS Finance MM CLO 2015-1 LLC, a Delaware limited liability company, as the contributee (the “Contributee”).

RECITALS

A. WHEREAS, the Contributor owns 100% of the membership interests of the Contributee.

B. WHEREAS, the Contributor desires to contribute, and the Contributee has agreed to receive from the Contributor, all of the loans and other debt obligations listed on Schedule I hereto (including the loans and other debt obligations subject to that certain Distribution and Contribution Agreement, dated as of the date hereof between the Contributor and Carlyle GMS Finance SPV LLC (the “Distribution and Contribution Agreement”) and any rights of the Contributor in connection therewith) (the “Contributed Collateral Obligations”), in each case, together with, among other things, the related rights of payment thereunder and the interest of the Contributor in the related property and other interests securing the payments to be made under such Contributed Collateral Obligations;

C. WHEREAS, subject to the conditions set forth herein, the Contributee and the Contributor intend that any such contribution of the Contributed Collateral Obligations be an irrevocable, unconditional, absolute transfer thereof, without any recourse whatsoever, including without any recourse to the Contributor with regard to collectibility;

D. WHEREAS, (a) in exchange for the contribution of the Contributed Collateral Obligations, the Contributor will receive an increase in the capital account of the Contributor in the Contributee and 125,900,000 preferred limited liability company interests of the Contributee with a nominal value of $125,900,000 to be issued to the Contributor in accordance with the Amended and Restated Limited Liability Company Agreement of the Contributee, dated as of June 26, 2015 (the “Contributee LLC Agreement”) (the “Preferred Interests” or the “Contribution Value”) and (b) on the date hereof the Contributor shall receive a one-time cash distribution on the date hereof in the amount of $254,086,652.75 (the “Closing Date Dividend”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Contribution and Receipt of the Contributed Collateral Obligations.

(a) Subject to the terms and conditions of this Agreement, on and as of the date hereof (the “Contribution Date”), the Contributor hereby contributes (the “Contribution”) to the Contributee, without recourse, and the Contributee hereby receives, as a contribution to its capital, all right, title and interest of the Contributor (whether now owned or hereafter acquired or arising, and wherever located) in and to the Contributed Collateral Obligations (including, without limitation all rights, title and interest of the Contributor under the Distribution and Contribution Agreement (including any rights the Contributor has thereunder to enter into the Master Participation Agreement for Par/Near Par Trades attached as an exhibit thereto)). The Contributor hereby acknowledges that the Contribution to the Contributee hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Contributor. The Contributee hereby acknowledges that the Contribution to the Contributee will be credited to the capital account of the Contributor in the Contributee as further set forth herein and in the Contributee LLC Agreement.

1. The Contributor shall, in connection with the Contribution, execute and/or deliver to the Contributee any such loan assignment agreements or any other agreements in connection with the Contributed Collateral Obligations as may be necessary or reasonably advisable to effect the Contribution with respect to each Contributed Collateral Obligation.

2. On and after the Contribution Date, the Contributee shall own the Contributed Collateral Obligations Contributed by the Contributor to the Contributee on the Contribution Date, and the Contributor shall not take any action inconsistent with such ownership and shall not claim (except for tax purposes) any ownership interest in such Contributed Collateral Obligations.

3. The Contribution and receipt of the Contributed Collateral Obligations under this Agreement shall be without recourse to the Contributor; it being understood that the Contributor shall be liable to the Contributee for all representations, warranties and covenants made by the Contributor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Contributor for the credit risk of the respective obligors of the Contributed Collateral Obligations.

4. In connection with the receipt by the Contributee of Contributed Collateral Obligations as contemplated by this Agreement, the Contributor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to the Contribution Date, and its financial statements, that such Contributed Collateral Obligations have been transferred to the Contributee in accordance with this Agreement.

(b) On the date hereof the Contributee shall (i) issue to the Contributor the Preferred Interests and (ii) distribute to the Contributor the Closing Date Dividend.

Section 2. Participations Pending Assignment.

Pending receipt of any required consents to, and the effectiveness of, the assignment of each of the Contributed Collateral Obligations to the Contributee in accordance with the applicable underlying instrument (including, without limitation, with respect to the Contributed Collateral Obligations which the Contributor has received pursuant to the

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Distribution and Contribution Agreement and which are to be contributed to the Contributee pursuant to the terms hereof), the Contributor also (a) transfers to the Contributee its rights, pursuant to the Distribution and Contribution Agreement, to enter into the Master Participation Agreement for Par/Near Par Trades attached as an exhibit thereto pursuant to which the Contributee may acquire from Carlyle GMS Finance SPV LLC a 100% participation in such Contributed Collateral Obligations (each an “SPV Participation”) and (b) agrees to enter into a Master Participation Agreement for Par/Near Par Trades in the form attached as Exhibit A hereto in respect of the Contributed Collateral Obligations that were not received pursuant to the Distribution and Contribution Agreement pursuant to which the Contributee may acquire from the Contributor a 100% participation in such Contributed Collateral Obligations (each a “Contributor Participation” and, together with the SPV Participations, each a “Participation”). In connection with the assignment of the Contributor’s rights under the Distribution and Contribution Agreement (including, without limitation, with respect to the SPV Participations), for administrative convenience, the parties hereto agree to enter into a tri-party agreement between the Contributor, the Contributee and Carlyle GMS Finance SPV LLC to, among other things, effect the transfer of the Contributed Collateral Obligations from Carlyle GMS Finance SPV LLC to the Contributee, as designee of the Contributor under the Distribution and Contribution Agreement, and the transfer of the Closing Date Dividend to Carlyle GMS Finance SPV LLC, as designee of the Contributor and in satisfaction of the contribution of amounts set forth in the Distribution and Contribution Agreement from the Contributor to Carlyle GMS Finance SPV LLC.

Section 3. Nature of the Contribution.

(a) It is the express intent of the parties hereto that the Contribution of the Contributed Collateral Obligations by the Contributor to the Contributee hereunder be, and be treated for all purposes (other than for tax purposes) as an absolute contribution to the capital of the Contributee by the Contributor (free and clear of any lien, security interest, charge or encumbrance other than customary permitted liens) of such Contributed Collateral Obligations, in consideration of, or in exchange for, the issuance of the Preferred Interests to the Contributor and an increase in the capital account of the Contributor in the Contributee. It is, further, not the intention of the parties that such Contribution be deemed a pledge of the Contributed Collateral Obligations by the Contributor to the Contributee to secure a debt or other obligation of the Contributor.

(b) Notwithstanding Section 3(a) above, in the event that, notwithstanding the intent of the parties, the Contributed Collateral Obligations, or any portion thereof, is held to continue to be property of the Contributor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the Uniform Commercial Code (the “UCC”); (ii) the contribution of the Contributed Collateral Obligations provided for in this Agreement shall be deemed to be a grant by the Contributor to the Contributee of, and the Contributor does hereby grant to the Contributee, a first priority security interest (subject only to customary permitted liens) in all of the Contributor’s right, title and interest in and to the Contributed Collateral Obligations and all amounts payable to the holders of the Contributed Collateral Obligations in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments,

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securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Contribution Value of the Contributed Collateral Obligations together with all of the other obligations of the Contributor hereunder; (iii) the possession by the Contributee (or the Trustee for the benefit of the Secured Parties) of Contributed Collateral Obligations and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Contributee for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Contributor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Contributor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Contributed Collateral Obligations, such security interest would be deemed to be a perfected security interest of first priority (subject only to customary permitted liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Contributee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(c) It is the intention of each of the parties hereto that the Contributed Collateral Obligations Contributed by the Contributor to the Contributee pursuant to this Agreement shall constitute assets owned by the Contributee and shall not be part of the Contributor’s estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.

(d) The Contributee agrees to treat, and shall cause the Contributor to treat, for all purposes (other than for tax purposes), the transactions effected by this Agreement as contributions of assets to the Contributee in exchange for the issuance of the Preferred Interests to the Contributor and an increase in the capital account of the Contributor in the Contributee. The Contributor agrees to reflect in the Contributor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Contributor indicating that: (i) assets related to transactions that do not meet GAAP requirements for accounting sale treatment are reflected in the consolidated balance sheet of the Contributor within the “investments” line and are disclosed in the Contributor’s schedule of investments, and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of the Contributor, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of the Contributor (or any affiliate of the Contributor other than the Contributee) of such assets to that special purpose entity.

(e) For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

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1. Any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Contributor;

2. None of the Contributor, its creditors or, in any insolvency proceeding with respect to the Contributor or the Contributor’s property, a bankruptcy trustee, receiver, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Contributor any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement;

3. In the event of bankruptcy, receivership or other insolvency proceeding with respect to the Contributor or the Contributor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Contributor’s property, assets, rights or estate; and

4. The transactions contemplated by the indenture to be dated as of the date hereof between the Contributee and State Street Bank and Trust Company, as trustee (as the same may be supplemented or otherwise modified from time to time, the “Indenture”) and any related transaction documents shall constitute a “securitization transaction” as such term is used in the Securitization Act.

Section 4. Representations and Warranties.

(a) Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Contributee as of the date hereof that:

1. Organization and Good Standing. The Contributor has been duly formed, and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation.

2. Due Qualification. The Contributor is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to receive such qualifications would not be reasonably expected to result in a material adverse effect on the Contributed Collateral Obligations or the ability of the Contributor to perform its obligations under this Agreement.

3. Power and Authority; Due Authorization; Execution and Delivery. The Contributor (i) has the corporate, partnership or company power and authority, as the case may be, to (a) execute and deliver this Agreement, and (b) perform its obligations under this Agreement, and (ii) has duly authorized, by all necessary limited liability company action the execution, delivery and performance of this Agreement and the transfer of the Contributed Collateral Obligations on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributor.

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4. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).

5. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Contributor’s organizational documents, or any material contractual obligation of the Contributor, (ii) result in the creation or imposition of any lien upon any of the Contributor’s properties pursuant to the terms of any such material Contractual Obligation, other than this Agreement, or (iii) violate in any material respect any law applicable to the Contributor.

6. No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributor, threatened against the Contributor, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Contributed Collateral Obligations or the ability of the Contributor to perform its obligations under this Agreement.

7. Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributor of this Agreement have been obtained, except as otherwise contemplated herein. Other than any consents required to assign the Contributed Collateral Obligations to the Contributee pursuant to the underlying instruments with respect to the Contributed Collateral Obligations, each Contributed Collateral Obligation is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Contributed Collateral Obligation or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Contributed Collateral Obligation itself or in any document related thereto, it being understood that any condition or restriction that, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, is ineffective shall not itself negatively affect a determination of whether a Contributed Collateral Obligation is freely transferable.

8. Solvency. The Contributor is not the subject of any insolvency event. The Contributor is solvent and the transactions contemplated by this Agreement do not and will not render the Contributor not solvent.

9. Ownership of Contributed Collateral Obligations. Immediately prior to the transfer of the Contributed Collateral Obligations hereunder (and pursuant to the Distribution and Contribution Agreement with respect to the Contributed Collateral Obligations to be transferred from Carlyle GMS Finance SPV LLC), the Contributor owns and has good and marketable title to such Contributed Collateral Obligations. Upon the issuance of the Preferred Interests to the Contributor and the increase in the capital account of the Contributor in the Contributee by an amount equal to the value of the Contribution, the Contributee will receive such Contributed Collateral Obligations free and clear of any lien.

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10. Location of Offices. The Contributor’s location (within the meaning of Article 9 of the UCC) is set forth opposite the Contributor’s name on Schedule II hereto, as may be supplemented from time to time. The Contributor has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the UCC within the four months preceding the date hereof.

11. Value Given. The Contributor has received reasonably equivalent value from the Contributee in consideration for the Contribution to the Contributee of each Contributed Collateral Obligations on the applicable Contribution Date as contemplated by this Agreement. No such transfer shall have been made for or on account of an antecedent debt of the Contributor or any of its affiliates to the Contributee. No such transfer is or may be voidable or subject to avoidance under any section of the bankruptcy code of the United States.

12. Special Purpose Entity. The Contributee is an entity with assets and liabilities separate and distinct from those of the Contributor and any other affiliates thereof, and the Contributor hereby acknowledges that the Contributee and the other parties to the transactions contemplated by the Indenture are entering into the transactions contemplated thereby in reliance upon the identity of the Contributee as a legal entity that is separate from the Contributor and from each other affiliate of the Contributor.

The representations and warranties in this Section shall survive the termination of this Agreement and the Contribution of any Contributed Collateral Obligations to the Contributee. Upon discovery by the Contributor or the Contributee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

(b) Representations and Warranties of the Contributee. The Contributee hereby represents and warrants to the Contributor as of the date hereof that:

1. Organization and Good Standing. The Contributee has been duly formed, and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware.

2. Due Qualification. The Contributee is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a material adverse effect on the Contributee or the ability of the Contributee to perform its obligations under this Agreement.

3. Power and Authority; Due Authorization; Execution and Delivery. The Contributee has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement, and has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the receipt of the Contributed Collateral Obligations on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributee.

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4. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributee enforceable against the Contributee in accordance with its terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).

5. No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Contributee’s organizational documents or any contractual obligation of the Contributee, (ii) result in the creation or imposition of any lien upon any of the Contributee’s properties pursuant to the terms of any such material Contractual Obligation, other than this Agreement or (iii) violate any law applicable to Contributee.

6. No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributee, threatened against the Contributee, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have material adverse effect on the Contributee.

7. Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributee of this Agreement have been obtained, except as otherwise contemplated herein, or where the failure to obtain such approvals, authorizations, consents, orders or licenses would not be reasonably expected to result in a material adverse effect on the Contributee.

8. Value Given. The Contributee has given reasonably equivalent value to the Contributor in consideration for the Contribution to the Contributee of the Contributed Collateral Obligations as contemplated by this Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Contributor or any of its affiliates to the Contributee, and no such transfer is or may be voidable or subject to avoidance as to the Contributee under any section of the bankruptcy code of the United States.

9. Solvency. The Contributee is not the subject of any insolvency event. The Contributee is solvent and the transactions contemplated by this Agreement do not and will not violate Section 18-607 of the Delaware Limited Liability Company Act or render the Contributee not solvent.

Section 5. Miscellaneous.

(a) Amendments. This Agreement may be amended or modified only by a written instrument executed by all parties hereto.

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(b) Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT SECTIONS 1 AND 3 HEREOF SHALL, IN ACCORDANCE WITH 6 DEL. C. §2708, BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(c) Consent to Jurisdiction; Service of Process. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the non-exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the Schedules and Exhibits to this Agreement are hereby incorporated into and made a part of this Agreement.

(e) Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) Successor and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns.

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(g) Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its legal representatives, successors and permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to carry out the purposes of this Agreement.

(h) Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity of enforceability of this Agreement as a whole

(i) Bankruptcy Non-Petition and Limited Recourse; Claims. The Contributor hereby agrees that it will not institute against, or join any other person in instituting against, the Contributee, any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect plus one day), after the payment in full of all Securities (as defined in the Indenture), between the Contributee and State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, provided, however, that nothing in this clause (i) shall preclude, or be deemed to estop, the Contributor (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Contributee, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Contributee, as the case may be, by a person other than the Contributor or any of its affiliates that has entered into an agreement with the Contributor similar to this Section 5(i), or (B) from commencing against the Contributee, or any properties of the Contributee, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

CARLYLE GMS FINANCE, INC., as Contributor

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Chief Operating Officer

CARLYLE GMS FINANCE MM CLO 2015-1 LLC, as Contributee

By:	/s/ Donald J. Puglisi

Schedule I

Loan List

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Carlyle GMS Finance MM CLO 2015-1

Contribution from Carlyle GMS Finance, Inc.

Issuer/Borrower Name	Tranche	Maturity	Par	Purchase Price	Purchase Proceeds
Access CIG, LLC	First Lien	10/17/2021	10,000,000.00	100.25%	10,025,000.00
AF Borrower LLC (Accuvant)	First Lien	1/28/2022	12,000,000.00	100.04%	12,004,800.00
Allied Security Holdings LLC	Second Lien	8/14/2021	3,600,000.00	100.29%	3,610,440.00
Alpha Packaging Holdings, Inc.	First Lien	5/12/2020	8,000,000.00	98.21%	7,856,800.00
Anaren, Inc.	First Lien	02/18/2021	8,000,000.00	98.75%	7,900,000.00
Audax AAMP Holdings, Inc.	First Lien	6/24/2017	8,000,000.00	100.00%	8,000,000.00
Berlin Packaging L.L.C.	Second Lien	10/1/2022	3,600,000.00	101.25%	3,645,000.00
Blue Bird Body Company	First Lien	06/27/2020	8,000,000.00	96.35%	7,708,000.00
Brooks Equipment Company, LLC	First Lien	8/29/2020	6,705,747.12	99.61%	6,679,594.71
Capstone Logistics Acquisition, Inc.	First Lien	10/07/2021	8,000,000.00	98.28%	7,862,400.00
Castle Management Borrower LLC (Highgate Hotels L.P.)	First Lien	09/18/2020	6,803,000.00	97.23%	6,614,556.90
Castle Management Borrower LLC (Highgate Hotels L.P.)	Delayed Draw Term Loan	09/18/2020	1,197,000.00	97.23%	1,163,843.10
Central Security Group, Inc.	First Lien	10/06/2020	8,000,000.00	98.01%	7,840,800.00
Charter NEX US Holdings, Inc	Second Lien	2/5/2023	3,600,000.00	96.96%	3,490,560.00
Consolidated Aerospace Manufacturing, LLC	First Lien	3/27/2020	5,202,321.84	98.25%	5,111,281.21
Coyote Logistics, LLC	First Lien	3/26/2022	12,000,000.00	99.84%	11,980,800.00
CRCI Holdings, Inc. (CLEAResult Consulting, Inc.)	First Lien	07/10/2019	4,955,000.00	98.68%	4,889,594.00
Dent Wizard International Corporation	First Lien	4/7/2020	7,000,000.00	98.94%	6,925,800.00
Diversitech Corporation	Second Lien	11/19/2022	3,600,000.00	95.73%	3,446,280.00
DTZ U.S. Borrower, LLC	First Lien	11/5/2021	6,563,550.01	98.84%	6,487,412.83
DTZ U.S. Borrower, LLC	Delayed Draw Term Loan	11/5/2021	1,436,449.99	98.84%	1,419,787.17
EP Minerals, LLC	First Lien	08/20/2020	8,000,000.00	99.67%	7,973,600.00
FCX Holdings Corp.	First Lien	8/4/2020	8,000,000.00	98.49%	7,879,200.00
Genex Holdings, Inc.	First Lien	05/30/2021	4,275,384.62	98.76%	4,222,369.85
Genoa, A QoL Healthcare Company, LLC	Second Lien	4/30/2023	3,600,000.00	97.08%	3,494,880.00
Green Energy Partners/Stonewall LLC	First Lien	11/13/2021	8,300,000.00	101.00%	8,383,000.00
Indra Holdings Corp. (Totes Isotoner)	First Lien	5/1/2021	12,000,000.00	97.96%	11,755,200.00
Institutional Shareholder Services, Inc.	Second Lien	4/30/2022	3,600,000.00	94.54%	3,403,440.00
Jazz Acquisition, Inc. (Wencor)	Second Lien	6/19/2022	3,600,000.00	96.00%	3,456,000.00
Landslide Holdings, Inc. (LANDesk Software)	Second Lien	2/25/2021	3,500,000.00	93.06%	3,257,100.00
Miller Heiman, Inc.	First Lien	09/30/2019	8,000,000.00	97.27%	7,781,600.00
MSX International, Inc.	First Lien	08/21/2020	8,000,000.00	100.78%	8,062,400.00
National Technical Systems, Inc.	First Lien	6/12/2021	8,000,000.00	99.00%	7,920,000.00
NES Global Talent Finance US LLC	First Lien	10/3/2019	8,000,000.00	97.63%	7,810,400.00
Novetta, LLC	First Lien	10/02/2020	8,000,000.00	99.08%	7,926,400.00
Paradigm Acquisition Corp	First Lien	6/2/2022	10,000,000.00	99.11%	9,911,000.00
Pelican Products, Inc.	First Lien	04/11/2020	6,876,956.77	98.62%	6,782,054.76
Phillips-Medisize Corporation	Second Lien	6/16/2022	3,600,000.00	99.63%	3,586,680.00
Plano Molding Company, LLC	First Lien	5/12/2021	12,000,000.00	100.16%	12,019,200.00
PSC Industrial Holdings Corp.	First Lien	12/05/2020	8,000,000.00	99.00%	7,920,000.00
SolAero Technologies Corp. (Emcore)	Incremental Term Loan	12/10/2020	9,400,000.00	99.59%	9,361,460.00
Synarc-Biocore Holdings, LLC	First Lien	03/10/2021	10,000,000.00	98.12%	9,812,000.00
Systems Maintenance Services Holding, Inc.	First Lien	10/18/2019	2,209,322.04	98.52%	2,176,624.07
TASC, Inc.	First Lien	5/23/2020	8,000,000.00	100.94%	8,075,200.00
Teaching Strategies, LLC	First Lien	10/1/2019	8,000,000.00	99.22%	7,937,600.00
The Hygenic Corporation (Performance Health)	First Lien	10/11/2020	10,000,000.00	99.80%	9,980,000.00
The SI Organization, Inc.	First Lien	11/23/2019	6,575,267.61	100.38%	6,600,253.63
The Topps Company, Inc.	First Lien	10/02/2018	8,000,000.00	100.00%	8,000,000.00
TruckPro, LLC	First Lien	8/6/2018	8,000,000.00	99.76%	7,980,800.00
U.S. Farathane, LLC	First Lien	12/23/2021	8,000,000.00	100.27%	8,021,600.00
Vetcor Professional Practices LLC	First Lien	4/20/2021	7,000,000.00	99.77%	6,983,900.00
Violin Finco S.A.R.L (Alexander Mann Solutions)	First Lien	12/20/2019	8,000,000.00	100.00%	8,000,000.00
Vitera Healthcare Solutions, LLC	First Lien	11/04/2020	8,000,000.00	99.85%	7,988,000.00
Watchfire Enterprises, Inc.	Second Lien	10/2/2021	3,600,000.00	95.81%	3,449,160.00
Zest Holdings, LLC	First Lien	08/16/2020	8,000,000.00	100.38%	8,030,400.00

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Schedule II

Seller	Location
Carlyle GMS Finance, Inc.	Maryland

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Exhibit A

Master Participation Agreement

15

MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

TRANSACTION SPECIFIC TERMS

THIS MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES is dated as of the Agreement Date and entered into by and between Seller and Buyer to govern the purchase and sale of the Participation in the Loans, the Commitments (if any) and the other Transferred Rights, in accordance with the terms, conditions and agreements set forth in Annex A hereto (the “Standard Terms”). The Standard Terms are incorporated herein by reference without any modification whatsoever except as specifically supplemented and modified by the terms and elections set forth in the Transaction Summary and Sections A through H below. The Standard Terms and the Transaction Specific Terms together constitute a single integrated Master Participation Agreement for Par/Near Par Trades governing the Transaction. With respect to the Transaction, the Parties agree to be bound by the Standard Terms and the Transaction Specific Terms set forth herein.

TRANSACTION SUMMARY

Trade Date:	June 26, 2015
Agreement Date:	June 26, 2015
Seller:	Carlyle GMS Finance, Inc.
Buyer:	Carlyle GMS Finance MM CLO 2015-1 LLC
Set-Off Applicable (Y/N):	N

SEE SCHEDULE 1 FOR ADDITIONAL TERMS

A. DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the Transaction Specific Terms and as otherwise may be provided in other provisions of this Agreement. Terms defined in a Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement with respect to the relevant part of the Participation as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement. If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

In this Agreement:

“Agent” with respect to any Credit Agreement means the Administrative Agent or other comparable Agent specified in Schedule 1 with respect to such Credit Agreement.

“Assignment” with respect to any Credit Agreement means the applicable document form specified in Schedule 1 with respect to such Credit Agreement that is in the form specified in such Credit Agreement for an assignment of the Loans and Commitments (if any) and any Elevation Required Consents to such assignment, as well as any other relevant assignment or consent documents required under such Credit Agreement, as specified in Schedule 1 with respect to such Credit Agreement.

“Commitments” means the commitment tranche(s), and in the principal amount(s), specified in Schedule 1 with respect to each Credit Agreement.

“Elevation Required Consents” with respect to each Credit Agreement means the consent(s), acknowledgement(s) and/or notice(s) (if any) required by the relevant Transaction Documents to assign the relevant Transferred Rights in connection with an Elevation, as specified in Schedule 1 with respect to such Credit Agreement.

“Elevation Transfer Fee” with respect to each Credit Agreement means the transfer or other similar fee payable to the relevant Agent in connection with the Assignment submitted in connection with an Elevation (if any), as specified in Schedule 1 with respect to such Credit Agreement.

“Loans” means the loan tranche(s), and in the outstanding principal amount(s), specified in Schedule 1 with respect to each Credit Agreement.

“Participation Required Consents” with respect to each Credit Agreement means the consent(s), acknowledgement(s) and/or notice(s) required by the relevant Transaction Documents to grant a participation in the Transferred Rights, as specified in Schedule 1 with respect to such Credit Agreement.

“Participation Transfer Fee” means the transfer fee (if any) set forth in Section E.1 payable to Seller in connection with the assignment by Buyer of all or any portion of the Participation, subject to Section 10.1 of the Standard Terms and Conditions.

“Unfunded Commitments” means that part of the Commitments that has not been funded in the form of loans, advances, letter of credit disbursements, and in the principal amounts, specified in Schedule 1 with respect to each Credit Agreement including, if any, issued and undrawn letters of credit in the principal amount specified in Schedule 1 with respect to such Credit Agreement and any other Unfunded Commitments that may still be drawn as specified in Schedule 1 with respect to such Credit Agreement, not including any portion of the Unfunded Commitments that is irrevocably “frozen” (i.e., that is not subject to future drawing).

B. SECTION 5 (BUYER’S REPRESENTATIONS AND WARRANTIES)

If “Yes” is specified under “Delivery of Credit Documents” in the Transaction Summary with respect to a Credit Agreement, Buyer represents and warrants that it (i) was not a Lender on the Trade Date under such Credit Agreement and (ii) requested copies of the Credit Documents in relation to such Credit Agreement from Seller on or prior to the Trade Date.

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C. SECTION 8 (DISTRIBUTIONS: INTEREST AND FEES; PAYMENTS; COMMITMENT REDUCTIONS)

C.1 Section 8.3 (Wire Instructions).

Buyer’s Wire Instructions:

Bank Name: State Street Corporation

ABA #: 011-000-028

Credit Account #: 10627966

Account Name: CGMS Finance MM CLO 2015-1 LLC

Ref: “Loan Name / Type of Payment”

Seller’s Wire Instructions:

Bank Name: State Street

ABA #: 011-000-028

Account #: 10168441

Account Name: Carlyle GMS Finance Inc.

Ref: CRCO

C.2 Section 8.7 (Set-Off).

If “Yes” is specified under “Set-Off” in the Transaction Summary, clause (i) of the proviso to the second sentence of Section 8.7 shall apply.

D. SECTION 9 (NOTICES; RECORDS)

Buyer’s Address for Notices and Delivery:

520 Madison Avenue

New York, New York 10022

Attention: Orit Mizrachi

Telephone: (212) 813-4508

Facsimile: (212) 813-4393

Electronic Mail Address: orit.mizrachi@carlyle.com

with a copy to

c/o Carlyle GMS Investment Management L.L.C.

520 Madison Avenue

New York, New York 10022

Attention: Orit Mizrachi

Telephone: (212) 813-4508

Facsimile: (212) 813-4939

Electronic Mail Address: orit.mizrachi@carlyle.com

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Seller’s Address for Notices and Delivery:

c/o Carlyle GMS Finance, Inc.

520 Madison Avenue

38th Floor

New York, NY 10022

Attention: Orit Mizrachi

Telephone: (212) 813-4508

Facsimile: (212) 813-4393

Electronic Mail Address: orit.mizrachi@carlyle.com

E. SECTION 10 (FURTHER TRANSFERS)

E.1 Select one:

☒ There is no Participation Transfer Fee.

☐ There is a Participation Transfer Fee, in the amount of $/£/€ _______________.

F. SECTION 11 (VOTING)

F.1 “Voting” select one with respect to all Transferred Rights:

☒ Buyer shall have voting rights with respect to all Transferred Rights, subject to Section 11.1(a) of the Standard Terms and Conditions.

☐ Buyer shall have no voting rights in respect of any Transferred Rights, subject to Section 11.1(b) of the Standard Terms and Conditions, except with respect to the following matters:

F.2 With respect to all Transferred Rights and Assumed Obligations, for purposes of determining the Majority Holders or Majority Claims Holders pursuant to Section 11.1(a) of the Standard Terms and Conditions:

☐ the interests or claims held by Seller for its own account shall be counted;

☒ the interests or claims held by Seller for its own account shall not be counted;

AND

☐ the interests or claims held by Affiliates of Seller shall be counted.

☒ the interests or claims held by Affiliates of Seller shall not be counted.

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G. SECTION 15 (ELEVATION)

G.1 Select one:

☒ Any Elevation Transfer Fee shall be paid as follows:

☐ Such Elevation Transfer Fee shall be paid by Seller to the Agent and Buyer shall reimburse Seller in an amount equal to

☐ one-half thereof.

☐ [other relevant fraction or percentage]             thereof.

☒ Such Elevation Transfer Fee shall be paid by Buyer to the Agent and Seller shall reimburse Buyer in an amount equal to

☐ one-half thereof.

☒ [other relevant fraction or percentage] 100% thereof.

H. SECTION 31 (FURTHER PROVISIONS)

H.1 Notwithstanding any other provision of this Agreement, the Seller hereby acknowledges and agrees that all obligations from time to time and at any time of the Buyer arising out of or in connection herewith shall constitute limited recourse obligations of the Buyer, payable solely from the assets of the Buyer available at such time. Upon realization of such assets of the Buyer and their reduction to zero, all unpaid or unsatisfied claims against the Buyer arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of such assets of the Buyer and their reduction to zero. The Seller will have no recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of the Buyer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The Seller agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of the Buyer or any other bankruptcy or insolvency proceedings with respect to the Buyer until one year (or, if longer, the preference period then in effect) and one day after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Buyer’s rated securities. The provisions of this Section H.1 shall survive the termination of this Agreement.

H.2 Notwithstanding any other provision of this Agreement, the Buyer hereby acknowledges and agrees that all obligations from time to time and at any time of the Seller arising out of or in connection herewith shall constitute limited recourse obligations of the Seller, payable solely from the assets of the Seller available at such time. Upon realization of such assets of the Seller and their reduction to zero, all unpaid or unsatisfied claims against the Seller arising out of or in connection herewith shall be deemed to be extinguished and shall not thereafter revive. No party shall have any claim for any shortfall upon realization of such assets of the Seller and their reduction to zero. The Buyer will have no recourse to any of the directors, officers, employees, shareholders, members, governors, agents or affiliates of the Seller with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated

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hereby. The Buyer agrees that it will not petition a court, or take any action or commence any proceedings for the liquidation or the winding-up of the Seller or any other bankruptcy or insolvency proceedings with respect to the Seller until one year (or, if longer, the preference period then in effect) and one day after the later of the termination of this Agreement or the date on which the final payment has been made in respect of the Seller’s rated securities. The provisions of this Section H.2 shall survive the termination of this Agreement.

H.3 (a) Notwithstanding the other terms and conditions of this Agreement, including Section 18, Buyer consents to the disclosure by Seller of this Agreement to SunTrust Bank, as administrative agent under the Senior Secured Revolving Credit Agreement (as amended or modified, the “Seller Financing Agreement”) among Seller, as borrower, the Lenders party thereto, and SunTrust Bank, as administrative agent (the “Administrative Agent”).

(b) Notwithstanding the other terms and conditions of this Agreement, including Section 18, Seller consents to the disclosure by Buyer of this Agreement to State Street Bank and Trust Company, as Trustee under the Indenture dated as of July 26, 2015 (as amended or modified, the Buyer Indenture) among Buyer and State Street Bank and Trust Company.

H.4 Elevation. Section 15 of the Standard Terms is hereby amended and restated as follows:

Subject to the terms and provisions of the Credit Documents and any applicable law or regulation, each Party agrees to take such actions as are necessary (including obtaining all Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any portion of the Participation (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under the Credit Agreement with respect to all or any part of the Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under the Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Seller by Buyer, the Elevation will not be permitted, and (y) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, the Elevation will not be permitted. Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. At the time of Elevation, Buyer and Seller shall each pay its applicable share of any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of

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its representations, warranties, covenants or agreements hereunder, (c) Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

H.5 Grant of Security. To secure its obligations under this Agreement, Seller hereby pledges, assigns and grants to Buyer a continuing security interest in, lien on and right of set-off against, all of its right, title and interest (if any), whether now owned or hereafter acquired, in, to and under each Loan and the Transferred Rights subject to this Agreement and all proceeds thereof whether now existing or hereafter arising (collectively, the “Collateral”). Seller hereby represents that (x) the creation and perfection of the forgoing security interests by Seller are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action; and (y) the foregoing security interests constitute valid and (subject to the filing of a financing statement in accordance with the Uniform Commercial Code as in effect in the State of Delaware (in the form attached hereto as Schedule 2) in the Filing Office of the State of Delaware) perfected first priority security interests in the Collateral securing the Seller’s obligations under this Agreement. Notwithstanding the foregoing grant, Seller acknowledges and agrees that it has not retained any beneficial or equitable interest in the Loans that are being transferred to Buyer pursuant to and are the subject of this Agreement.

H.6 Events of Default; Remedies. Upon (i) the failure of Seller to comply with or perform any agreement or obligation to be complied with or performed by Seller in accordance with this Agreement, which failure has not been cured within five Business Days (or two Business Days for a failure to deliver Distributions) of Seller having been so notified by Buyer; (ii) a representation made or repeated or deemed to have been made or repeated by Seller in this Agreement proves to have been incorrect or misleading in any material respect; (iii) Seller (1) becomes insolvent or is unable to pay its debts as they become due; (2) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (3) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (4) has a resolution passed for its winding-up, official management or liquidation; (5) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (6) has a secured party (other than the Buyer) take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (7) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1)

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through (6); or (8) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or (iv) Seller disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, its pledge of Collateral or its other obligations hereunder (any of the foregoing, an “Event of Default”), Buyer may exercise (or cause its agents or co-agents, if any, to exercise) any or all of the remedies available to it (or to such agents or co-agents) under this Agreement or applicable law. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, Buyer may exercise, in addition to all other rights and remedies given by law or this Agreement, all the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised and whether or not the UCC applies to the affected Collateral) with respect to any Collateral. Seller agrees that it will execute and deliver such documents and take such other action as Buyer deems necessary or advisable in order that any such sale or other disposition may be made in compliance with law.

H.7 Covenant to Maintain Existence. Seller hereby agrees to not wind-up, liquidate or dissolve at any time prior to the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms.

H.8 Reserved.

H.9 Other Undertakings. Seller hereby covenants or represents, as applicable, as of the Settlement Date and, where specifically indicated, the Agreement Date, that:

(i) as of the date hereof it will not grant, and has not granted, any liens on the Participations other than the lien provided herein or under the Seller Financing Agreement;

(ii) it shall maintain the necessary service providers and have sufficient funds to pay for the expenses related to elevating each of the Participations, to continue its existence and to effect the duties and obligations of Seller as provided herein, in each case until the termination of this Agreement in accordance with Section 15 and/or Section 16 of the Standard Terms;

(iii) [Reserved];

(iv) The Loans, the Commitments and the Transferred Rights have been, upon payment of the Purchase Price, released from the lien of the Administrative Agent under the Seller Financing Agreement and the Seller will cause all Distributions to be paid to the account of the Buyer within one Business Day of receipt thereof;

(v) Other than as granted to the Buyer and as released by the Administrative Agent on the date of this Agreement, there is no charge, pledge or lien or other security interest in any Loan or Participation subject to this Agreement;

(vi) The Purchase Price paid by Buyer to Seller for the Participation represents the amount agreed to by the Buyer and the Seller as of the date of determination thereof;

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(vii) [Reserved];

(viii) (i) Seller has not instituted, and Seller does not have pending against it, a proceeding seeking a judgment of its insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; and Seller does not have a petition presented for its winding-up or liquidation; (ii) Seller has not and will not sell the Participation or otherwise transfer an interest in the Loans in contemplation thereof or to prevent the application of its assets in the manner described in the Bankruptcy Code or any other applicable insolvency law, and (iii) Seller is not selling the Participation to Buyer with an intent to hinder or delay payment to or defraud the creditors of Seller;

(ix) There are no agreements, arrangements or understandings, written or otherwise, with respect to the Loans or the Transferred Rights, other than the Transaction Documents, the Contribution Agreement, the Distribution and Contribution Agreement, the Multilateral Agreement and this Agreement;

(x) Seller does not have the right under this Agreement, nor will Seller attempt in any way, to take any unilateral action to modify or alter the terms of any transfer of the Loans and Transferred Rights subsequent to the Settlement Date;

(xi) No provision exists whereby the Purchase Price will be modified subsequent to the Settlement Date;

(xii) There are no guarantees, keep-well arrangements, collateral security or other arrangements involving Seller which have the effect of a recourse provision against Seller with respect to the Transaction;

(xiii) Seller will exercise its rights related to the Loans, the Commitments and the Transferred Rights in a manner consistent with this Agreement and with the Buyer Indenture and will not consent, directly or indirectly, to any proposed amendment or modification of the Credit Documents to the extent such amendment or modification would be prohibited pursuant to the terms of the Buyer Indenture;

(xiv) Seller will not take any action inconsistent with Buyer’s ownership of the Participation or, upon Elevation, the Loans. If a third party, including a potential purchaser of the Loans, should inquire with respect to any Loan which has not been elevated, Seller will disclose that the Participation has been sold to Buyer and will claim no beneficial interest in the Loans;

(xv) On the date hereof and after giving effect to the Transaction, Seller is solvent, and has adequate capital or assets to carry on its business;

(xvi) The transfer of the participation interest in and to the Loans pursuant to this Agreement constitutes an arm’s length secondary market transaction customary for syndicated leveraged loans; and

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(xvii) Upon consummation of the transfer of the respective Participations in each Loan on the date hereof, Seller acknowledges that it is not the beneficial owner of any Loan, has no right to any Distributions and is not liable for failure by any underlying obligor to make any payment on any Loan.

H.10 Seller and Buyer Acknowledgement. Seller and Buyer hereby understand and acknowledge, ratify and consent to (i) the role of the collateral manager of the Buyer as the investment advisor of the Seller and (ii) waive any conflicts or potential conflicts arising out of or related thereto.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers or representatives as of the Agreement Date.

SELLER CARLYLE GMS FINANCE, INC.
By:
Name: Title:

BUYER CARLYLE GMS FINANCE MM CLO 2015-1, LLC
By:
Name: Title:

Master Participation Agreement – Signature Page

Annex A

Standard Terms

MASTER PARTICIPATION AGREEMENT FOR PAR/NEAR PAR TRADES

STANDARD TERMS AND CONDITIONS

The following shall govern the Transaction described in the Transaction Specific Terms.

1. Definitions

1.1 General. Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Section 1 of the Standard Terms, as supplemented by Section A of the relevant Transaction Specific Terms, and as otherwise may be provided in other provisions of this Agreement. Terms defined in a Credit Agreement and not otherwise defined in this Agreement shall have the same meanings in this Agreement with respect to the relevant part of the Participation as in such Credit Agreement. Except as otherwise expressly set forth herein, each reference herein to “the Agreement,” “this Agreement,” “herein,” “hereunder” or “hereof” shall be deemed a reference to this Agreement. If there is any inconsistency between the Transaction Specific Terms and the provisions of the Standard Terms, the Transaction Specific Terms shall govern and control.

1.2 In this Agreement:

“Act” has the meaning specified in Section 11.1 (a).

“Adequate Protection Order” means any order of the relevant bankruptcy court authorizing or ordering any Borrower or any Obligor(s) to make adequate protection payments to the Lenders under the related Credit Agreement.

“Adequate Protection Payments” means, with respect to the Transferred Rights, amounts (other than PIK Interest) authorized and/or ordered to be paid as adequate protection for the loans and obligations owed under a Credit Agreement pursuant to an Adequate Protection Order that accrue during the period before (but excluding) the earlier of (a) the Settlement Date and (b) the Commencement Date.

“Affiliate” means “affiliate” as defined in either (a) Bankruptcy Code §101(2) or (b) Rule 144 of the Securities Act.

“Agent Expenses” means any costs, liabilities, losses, claims, damages, and expenses incurred by, and any indemnification claims of, any Agent, for which such Agent has recourse under the Credit Documents and that are attributable or allocable to the Transferred Rights.

“Agreement” means this Master Participation Agreement between Seller and Buyer dated as of the Agreement Date governing the Transaction, such Agreement consisting of the Standard Terms as modified and supplemented by the Transaction Specific Terms.

“Agreement Date” means the date specified as such in the Transaction Summary.

“Assumed Obligations” means all obligations and liabilities of Seller with respect to, or in connection with, all Transferred Rights arising or occurring on or after the Settlement Date; excluding, however, the Retained Obligations.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any Entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” means, collectively, the Entity or Entities specified as such in the Transaction Summary with respect to each Credit Agreement and such other borrower(s) as may be identified in such Credit Agreement.

“Buyer” means the Entity specified as such in the Transaction Summary.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday, (c) any other day on which the Federal Reserve Bank of New York is closed or (d) only with respect to the determination of T+7, any other day on which the New York Stock Exchange is closed.

“Buyer Excluded Information” has the meaning specified in Section 5.1(g).

“Buyer Indemnitees” has the meaning specified in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Commencement Date” means (a) for Early Day Trades with respect to a Credit Agreement, the date fourteen (14) Business Days after the Trigger Date with respect to such Credit Agreement and (b) for all other trades with respect to a Credit Agreement, the date seven (7) Business Days after the Trade Date with respect to such Credit Agreement.

“Contractual Currency” has the meaning specified in Section 28.1.

“Contribution Agreement” means that certain Contribution Agreement, dated as of the Agreement Date by and between the Seller and the Buyer, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Credit Agreements” means the agreements specified as such in the Transaction Summary (including all intercreditor agreements, subordination agreements, waivers and amendments entered into pursuant thereto or in connection therewith).

“Credit Documents” means the Credit Agreements and all Guaranties, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers, amendments, modifications, supplements, forbearances, intercreditor agreements, subordination agreements and all other agreements, documents or instruments executed and delivered in connection therewith.

“Distribution” means any payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities, or other property (including Loan Collateral) or proceeds under or in respect of the Transferred Rights; excluding, however, any Retained Interest Distribution.

“Distribution and Contribution Agreement” means the Distribution and Contribution Agreement dated as of the Agreement Date by and between the Seller and Carlyle GMS Finance SPV LLC.

“Early Day Trade” with respect to a Credit Agreement means a trade for which the Trade Date is a date on or before the sixth (6th) Business Day following the Trigger Date for such trade with respect to such Credit Agreement.

“Elevation” has the meaning specified in Section 15.

“Elevation Date” has the meaning specified in Section 15.

“Elevation Transfer Fee” means any fee payable to the relevant Agent under a Credit Document to effect an Elevation, which shall be paid in accordance with Section G.2 of the Transaction Specific Terms.

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind; (b) purchase, option, call or put agreement or arrangement; (c) subordination agreement or arrangement other than as specified in the Credit Documents; or (d) agreement or arrangement to create or effect any of the foregoing.

“Entity” means any individual, partnership, corporation, limited liability company, association, estate, trust, business trust, Governmental Authority, fund, investment account or other entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Experts” has the meaning specified in Section 12.2.

“Federal Funds Rate” means, for any date, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates set by the Federal Reserve Bank of New York on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day in The Wall Street Journal (Eastern Edition), or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Parties from three federal funds brokers of recognized standing selected by the Parties. For a day that is not a Business Day, the Federal Funds Rate shall be the rate applicable to federal funds transactions on the immediately preceding day for which such rate is reported.

“Funded Loan” has the meaning specified in Section 8.7.

“Funding Advance” has the meaning specified in Section 8.5.

“Funding Date” has the meaning specified in Section 8.5.

“Funding Memorandum” means the document agreed upon by Buyer and Seller (whether or not signed) that specifies the calculations determining the Purchase Price with respect to the Participation.

“Funding Notice” has the meaning specified in Section 8.5.

“Governmental Authority” means any federal, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means a guaranty of any of a Borrower’s obligations under the related Credit Documents, including a Borrower’s obligations in connection with the related Loans.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Interest and Accruing Fees” means all interest and accruing ordinary course fees (such as commitment, facility, letter of credit and other similar fees) that are paid in connection with the Loans and Commitments (if any) in accordance with the related Credit Documents from and after the Trade Date; provided that Interest and Accruing Fees shall not include any PIK Interest.

“Judgment Currency” has the meaning specified in Section 28.1.

“Judgment Currency Conversion Date” has the meaning specified in Section 28.1.

“Lender” means a lender under a Credit Agreement, and its successors, transferees and permitted assigns.

“Loan Collateral” means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to (or otherwise created) or for the benefit of the Lenders under any Credit Documents.

“Loans” means the Loan(s) in the amount(s) specified in the Transaction Specific Terms, as such amounts may change from time to time after the Settlement Date as a result of the funding of Unfunded Commitments and the repayment of principal, and includes the note(s) (if any) evidencing such Loan(s) issued under the respective Credit Agreements.

“LSTA” means The Loan Syndications and Trading Association, Inc.®

“Majority Claims Holders” has the meaning specified in Section 11.1 (a).

“Majority Holders” has the meaning specified in Section 11.1(a).

“Multilateral Assignment Agreement” means the Multilateral Assignment Agreement dated as of the Agreement Date among the Carlyle GMS Finance SPV LLC, the Seller and the Buyer.

“Obligor” means any Entity (other than Borrowers, Lenders and any administrative, collateral, syndication, documentation or other similar agent under any Credit Agreement) that is obligated under any Credit Documents.

“Operative Documents” means (i) this Agreement and (ii) upon Elevation, the Assignment.

“Participation” has the meaning specified in Section 2.1(a).

“Participation Transfer Fee” has the meaning specified in Section 10.1(a).

“Party” means Buyer or Seller, as applicable.

“Permitted Assignee” has the meaning specified in Section 15.

“PIK Interest” means any paid-in-kind interest, fees or other amounts paid or payable from and after the Trade Date in connection with any Loans and Commitments (if any) in accordance with any Credit Documents or Adequate Protection Order (if any), as applicable.

“Post-Elevation Transfer” has the meaning specified in Section 10.2.

“Pre-Elevation Transfer” has the meaning specified in Section 10.1.

“Pre-Settlement Date Accruals” means all Interest and Accruing Fees that accrue during the period before (but excluding) the earlier of (a) the Settlement Date and (b) T+7; so long as payment or distribution of such Interest and Accruing Fees is made (i) on or before the due date thereof or the expiration of any applicable grace period, each as specified in the relevant Credit Agreement as in effect on the Trade

Date (or, if no such grace period exists, the expiration of thirty (30) days from such due date), and (ii) before a default by the relevant Borrower or any Obligor in connection with other payment obligations of such Borrower or any related Obligor under the relevant Credit Agreement; otherwise such Interest and Accruing Fees (if and when paid) and any other accrued amounts due thereafter shall be for the account of Buyer, and Seller shall not be entitled to any part thereof.

“PTEs” means the prohibited transaction class exemptions issued by the U.S. Department of Labor.

“Purchase Price” means the price relating to the Transaction and set forth in the Funding Memorandum (if any).

“Reimbursement Claims” means any claim of Seller arising in connection with the return, disgorgement or reimbursement by Seller to Borrower, or any other Entity, of all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date.

“Retained Interest” means the right retained by Seller to receive, in accordance with the provisions of Section 8.2, payments or other distributions, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds paid or delivered in respect of the Pre-Settlement Date Accruals or the Adequate Protection Payments (if any); provided that Retained Interest shall not include any PIK Interest.

“Retained Interest Distribution” means a payment or other distribution, whether received by setoff or otherwise, of cash (including interest), notes, securities or other property (including Loan Collateral) or proceeds payable or deliverable to Seller in respect of a Retained Interest.

“Retained Obligations” means all obligations and liabilities of Seller relating to all Transferred Rights (i) arising or occurring prior to the Settlement Date, (ii) that result from Seller’s breach of its representations, warranties, covenants, or agreements under this Agreement or any Credit Documents, (iii) that result from Seller’s bad faith, gross negligence, or willful misconduct or (iv) that are attributable to Seller’s actions or obligations in any capacity other than as a Lender under any Credit Documents.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Seller” means the Entity specified as such in the Transaction Summary.

“Seller Excluded Information” has the meaning specified in Section 4.1(h).

“Seller Indemnitees” has the meaning specified in Section 6.2.

“Seller’s Claims” has the meaning specified in Section 11.1(a).

“Settlement Date” means the date on which Seller receives the Purchase Price.

“Standard Terms” means these Standard Terms and Conditions.

“T+7” means the date that is seven (7) Business Days after the Trade Date.

“Trade Date” means the date(s) specified as such in the Transaction Summary.

“Transaction” means the purchase and sale of the Participation to which this Agreement relates.

“Transaction Documents” means the Credit Documents and the Operative Documents (provided that, as used in Sections 4.1 and 5.1, “Transaction Documents” shall not include any Assignments).

“Transaction Specific Terms” means the specific terms and elections governing the Transaction that are set forth in the Transaction Summary and Sections A through H of this Agreement.

“Transaction Summary” means the Transaction Summary set forth in the Transaction Specific Terms.

“Transferee” has the meaning specified in Section 10.1(a).

“Transferred Rights” means (i) all of Seller’s rights in its capacity as a Lender under each Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Loans and Commitments (if any), including without limitation any letters of credit, Guaranties, and swingline loans included in the Loans (excluding, however, the Retained Interest, if any) and (ii) to the extent relating to the rights set forth in the preceding clause (i) and permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Seller in its capacity as a Lender against any Entity, whether known or unknown, arising under or in connection with such Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity.

“Trigger Date” with respect to the Loans and Commitments (if any) under a Credit Agreement is the date of initial funding under such Credit Agreement, unless there is no funding of any facilities under such Credit Agreement at or about the time it becomes effective, in which case the “Trigger Date” is the date such Credit Agreement is executed and delivered.

2. Participation

2.1 In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement:

(a)	subject to the satisfaction or waiver of the conditions in Section 3.2, Seller irrevocably sells, grants and conveys an undivided 100% participation interest in and to the Loans, the Commitments (if any) and the Transferred Rights (the “Participation”) to Buyer with effect on and after the Settlement Date;

(b)	subject to the satisfaction or waiver of the conditions in Section 3.1, Buyer irrevocably acquires the Participation, and agrees to reimburse Seller for all amounts paid in respect of the Assumed Obligations (or, in the case of Section 8.5, perform its funding obligations with respect to the Assumed Obligations thereunder), with effect on and after the Settlement Date; and

(c)	Seller agrees to remain responsible for, and assumes and agrees timely to perform and comply with, the Retained Obligations. Until the Elevation Date, Seller shall hold title to the Loans and the Commitments (if any) for the benefit of Buyer to the extent of the Participation.

3. Conditions Precedent

3.1 Buyer’s obligations to pay the Purchase Price to Seller, to acquire the Participation and to agree to reimburse Seller for the Assumed Obligations shall be subject to the conditions that (a) Seller’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 4.1), (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date and (c) Buyer shall have received (i) the Transaction Specific Terms duly executed on behalf of Seller and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents.

3.2 Seller’s obligation to sell, grant and convey the Participation to Buyer shall be subject to the conditions that (a) Buyer’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and/or the Settlement Date (as specified in Section 5.1), (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Settlement Date, (c) Seller shall have received (i) the Transaction Specific Terms duly executed on behalf of Buyer and (ii) all acknowledgements and consents specified in the definition of Participation Required Consents and (d) Seller shall have received payment of the Purchase Price from Buyer.

4. Seller’s Representations and Warranties

4.1 Seller represents and warrants to Buyer (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)	Seller (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.

(b)	Seller’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Seller’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Seller, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Seller or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which Seller may be a party, by which Seller may be bound or to which any of the assets of Seller is subject.

(c)	(i) The Transaction Documents to which Seller is, and was on the Agreement Date, a party (a) have been duly and validly authorized, executed and delivered by Seller and (b) are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, winding-up or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(i) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Seller to execute, deliver, and perform its obligations under, the Transaction Documents to which Seller is or will become a party.

(d)	Seller is the sole legal and beneficial owner of and has good title to each of the Loans, the Commitments (if any) and the other Transferred Rights free and clear of any Encumbrance.

(e)	The outstanding principal amount(s) of the Loans and the principal amount(s) of the Commitments (if any) and Unfunded Commitments (if any) as of the Settlement Date are accurately stated in the Transaction Specific Terms, (b) any PIK Interest that accreted to the principal amount of the Loans on or after the Trade Date but on or prior to the Settlement Date is specified in Schedule 1 with respect to the relevant Loans and, with respect to Loans under any Credit Agreement, is a proportionate share of PIK Interest that accreted during such period to all of Seller’s loans of the same tranche under such Credit Agreement as such Loans, and (c) all PIK Interest (if any) that accreted to the principal amount of the Loans after the applicable settlement date on which Seller acquired the Loans but on or prior to the Settlement Date is included in the outstanding principal amount(s) of the Loans listed in the Transaction Specific Terms.

(f)	The amounts utilized in calculating the Purchase Price, as specified in the Funding Memorandum (if any), are true and correct as of each applicable date.

(g)	Seller (i) is a sophisticated Entity with respect to the sale of the Participation and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of the Borrowers and Obligors to make an informed decision regarding the sale of the Participation and the retention of the Retained Obligations and (iii) has independently and without reliance upon Buyer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Buyer’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that Buyer has not given Seller any investment advice, credit information or opinion on whether the sale of the Participation or the retention of the Retained Obligations is prudent.

(h)	Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Retained Obligations, Borrowers, Obligors or any of their respective Affiliates that is not known to Seller and that may be material to a decision to sell the Participation and to retain the Retained Obligations (“Seller Excluded Information”), (ii) Seller has determined to sell the Participation and to retain the Retained Obligations notwithstanding its lack of knowledge of Seller Excluded Information and (iii) Buyer shall have no liability to Seller or any Seller Indemnitee, and Seller waives and releases any claims that it might have against Buyer or any Buyer Indemnitee whether under applicable securities laws or otherwise, with respect to the nondisclosure of Seller Excluded Information in connection with the Transaction; provided, however, that Seller Excluded Information shall not and does not affect the truth or accuracy of Buyer’s representations or warranties in this Agreement.

(i)	Seller is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Seller has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Participation in violation of any applicable securities laws.

(j)	Either (i) no interest in the Participation is being sold by or on behalf of one or more Benefit Plans or (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the sale of the Participation.

(k)	If as of the Trade Date Buyer was not a Lender under a Credit Agreement and if “Yes” is specified opposite “Delivery of Credit Documents” in the Transaction

Summary with respect to such Credit Agreement, Seller provided to Buyer, on or prior to the Settlement Date (a) such Credit Agreement and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (b) any other Credit Documents related to such Credit Agreement reasonably requested by Buyer.

4.2 Except as expressly stated in this Agreement, Seller makes no representations or warranties, express or implied, with respect to the Transaction.

4.3 Seller acknowledges that: (a) its transfer of the Participation to Buyer is irrevocable; (b) Seller shall have no recourse to the Transferred Rights or the Participation except to the extent (if any) permitted pursuant to Section 8.7; and (c) Seller shall have no recourse to Buyer, except for (i) Buyer’s breaches of its representations, warranties or covenants and (ii) Buyer’s indemnities, in each case as expressly stated in this Agreement.

5. Buyer’s Representations and Warranties

5.1 Buyer represents and warrants to Seller (as of the Settlement Date and, where specifically indicated, the Agreement Date) that:

(a)	Buyer (i) is, and was on the Agreement Date, duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is, and was on the Agreement Date, in good standing under such laws and (iii) has, and had on the Agreement Date, full power and authority to execute, deliver and perform its obligations under, the Transaction Documents to which it is or will become a party.

(b)	Buyer’s execution, delivery, and performance of the Transaction Documents to which it is or will become a party have not resulted, did not result on the Agreement Date and will not result in a breach or violation of any provision of (i) Buyer’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Buyer, (iii) any judgment, injunction, decree or determination of any Governmental Authority applicable to Buyer or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument by which Buyer may be a party, by which Buyer may be bound or to which any of the assets of Buyer is subject.

(c)	(i) The Transaction Documents to which Buyer is, and was on the Agreement Date, a party (a) have been duly and validly authorized, executed and delivered by Buyer and (b) are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by bankruptcy, insolvency, winding-up or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies; and

(ii) Other than the Participation Required Consents or, in connection with an Elevation, the Elevation Required Consents, no notice to, registration with, consent or approval of or any other action by any relevant Governmental Authority or other Entity is, will be or was on the Agreement Date required for Buyer to execute, deliver, and perform its obligations under the Transaction Documents to which Buyer is or will become a party.

(d)	Without characterizing the Participation as a “security” within the meaning of applicable securities laws, Buyer is not purchasing the Participation with a view towards the sale or distribution thereof in violation of the Securities Act; provided, however, that Buyer may resell the Participation if such resale is in compliance with Section 10.

(e)	Buyer (i) is a sophisticated Entity with respect to the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (ii) is able to bear the economic risk associated with the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iii) has adequate information concerning the business and financial condition of the Borrowers and Obligors to make an informed decision regarding the purchase of the Participation and the agreement to reimburse Seller in respect of the Assumed Obligations, (iv) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (v) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Participation or the agreement to reimburse Seller in respect of the Assumed Obligations is prudent.

(f)	Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of any Borrower or any Obligor, or any other matter concerning any Borrower or any Obligor.

(g)	Buyer acknowledges that (i) Seller currently may have, and later may come into possession of, information with respect to the Transferred Rights, the Assumed Obligations, Borrowers, Obligors or any of their respective Affiliates that is not known to Buyer and that may be material to a decision to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations (“Buyer Excluded Information”), (ii) Buyer has determined to purchase the Participation and agree to reimburse Seller in respect of the Assumed Obligations notwithstanding its lack of knowledge of the Buyer Excluded Information and (iii) Seller shall have no liability to Buyer or any Buyer Indemnitee, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Buyer Excluded Information in connection with the Transaction; provided, however, that the Buyer Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations or warranties in this Agreement.

(h)	(i) Less than 25% in the aggregate, of the Participation is being purchased by, and shall at all times be held by, Benefit Plans and (ii) to the extent that any interest in the Participation is being acquired by or on behalf of an Entity that is, or at any time while such interest is held thereby will be, a Benefit Plan, the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the purchase and holding of the Participation and the exercise of Buyer’s rights thereunder.

(i)	Buyer acknowledges that, (i) if applicable, it has received copies of (a) the Credit Agreements and all intercreditor agreements, subordination agreements, waivers and amendments executed in connection therewith, in each case as currently in effect, and (b) any other Credit Documents requested by Buyer, and (ii) without in any way limiting the representations and warranties of Seller contained in this Agreement, it is assuming all risk with respect to the accuracy or sufficiency of the Credit Documents, other than any representations, warranties or covenants made by Seller in this Agreement or the Credit Documents to which Seller is a party.

(j)	Without characterizing the Participation as a security, Buyer is an “accredited investor” as defined in Rule 501 under the Securities Act.

5.2 Except as expressly stated in this Agreement and the Assignment, Buyer makes no representations or warranties, express or implied, with respect to the Transaction.

5.3 Buyer acknowledges that (a) Seller’s transfer of the Participation to Buyer and Buyer’s agreement to reimburse Seller in respect of the Assumed Obligations are irrevocable and (b) Buyer shall have no recourse to Seller, except for (i) Seller’s breaches of its representations, warranties or covenants and (ii) Seller’s indemnities, in each case as expressly stated in this Agreement.

6. Indemnification

6.1 Seller shall indemnify, defend, and hold Buyer and its officers, directors, agents, partners, members, controlling Entities and employees (collectively, “Buyer Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Buyer Indemnitee incurs or suffers as a result of, or arising out of a breach of any of Seller’s representations, warranties, covenants or agreements in this Agreement.

6.2 Buyer shall indemnify, defend, and hold Seller and its officers, directors, agents, partners, members, controlling Entities, and employees (collectively, “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that any Seller Indemnitee incurs or suffers as a result of or arising out of (a) a breach of any of Buyer’s representations, warranties, covenants or agreements in this Agreement or (b) Seller’s acting or refraining to act pursuant to any direction of (i) Buyer pursuant to this Agreement or (ii) under the circumstances described in the proviso in Section 11.1(a), any Majority Holders or any Majority Claims Holders; provided, however, that Buyer’s share of the indemnity under clause (b)(ii) with respect to any Credit Agreement shall be limited to a fraction, the numerator of which is (a) the outstanding principal amount of the portion of the Participation related to such Credit Agreement or (b) if Seller has consented to transfers of the Participation related to such Credit Agreement (or a portion thereof) pursuant to Section 10.1(a), the then outstanding principal amount of the claims beneficially held by Buyer in respect of which the action involved is taken by Seller under such Credit Agreement, and the denominator of which is the then aggregate outstanding principal amount of all claims in respect of which the action involved is taken by Seller under such Credit Agreement.

6.3 If a third party commences any action or makes any demand against either Party for which such Party (“Indemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior consent, which consent (a) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

6.4 Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement or any transfer pursuant to Section 10 of this Agreement. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

7. Costs and Expenses

7.1 If either Party pays any Agent Expenses, Assumed Obligations or Retained Obligations for which the other Party is responsible in accordance with the definitions thereof and the terms of this Agreement, such other Party shall, promptly upon the request of the Party that shall have paid such amounts, reimburse such paying Party for the full amount paid on such other Party’s behalf.

7.2 The Parties agree to bear their own respective legal and other costs and expenses for preparing, negotiating, executing and delivering this Agreement and any related documents and consummating the Transaction.

7.3 Buyer shall reimburse Seller, promptly upon request for its applicable pro rata share of all out-of-pocket expenses and disbursements (including reasonable fees and disbursements of counsel) incurred by Seller in connection with the administration of the Participation, the Transferred Rights, the Credit Documents or any related documents and any effort to enforce or protect Seller’s or Buyer’s rights or interests thereunder.

8. Distributions; Interest and Fees; Payments; Commitment Reductions

8.1 (a) If at any time after the Trade Date (whether before, on or after the Settlement Date) Seller received or receives a Distribution, Seller shall (i) accept, and from and after the Settlement Date, hold such Distribution for the account and sole benefit of Buyer, (ii) except to the extent (if any) permitted pursuant to Section 8.7, from and after the Settlement Date have no equitable or beneficial interest in such Distribution and (iii) deliver such Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law or to the extent (if any) permitted pursuant to Section 8.7) promptly (but in the case of a cash Distribution received (a) on or prior to the Settlement Date, in no event later than the Settlement Date, and (b) after the Settlement Date, in no event later than two (2) Business Days after the date on which Seller receives such Distribution) to Buyer in the same form received and, when necessary or appropriate, with Seller’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Seller fails to pay any cash Distribution to Buyer in accordance with the time periods set forth in clause (iii) of this Section 8.1(a), then Seller shall pay interest on such payment for the period from (and including) the day on which such payment is actually received by Seller to (but excluding) the day such payment is actually paid to Buyer, in accordance with Section 8.4.

(b) If a Distribution includes securities or other non-cash Distribution, Seller shall, to the extent permitted by law, endorse (without recourse, representation or warranty) or use commercially reasonable efforts (at Buyer’s sole expense) to assist Buyer to cause to be registered in Buyer’s name, or such name as Buyer may direct, and deliver such securities to Buyer or to such Entity as Buyer may direct as soon as practicable. Pending such transfer, Seller shall (from and after the Settlement Date) hold the same on behalf and for the sole benefit of Buyer, and Seller shall have no equitable or beneficial interest in any such Distribution.

(c) Subject to applicable law, Buyer is entitled to receive any Distribution to be remitted by Seller under this Agreement without the withholding of any tax. If Seller receives a Distribution that it is required to remit to Buyer, Buyer shall furnish to Seller such forms, certifications, statements and other documents as Seller may reasonably request to evidence Buyer’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Seller to comply with any applicable laws or regulations relating thereto, and Seller may refrain from remitting such Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Distribution received by Seller and transferred to Buyer pursuant to this Section 8.1 is required to be returned or disgorged by Seller to any Entity, Buyer shall promptly return such Distribution (or portion thereof) to Seller together with all related interest and charges payable by Seller in respect thereof.

8.2 (a) If at any time after an Elevation Date Buyer receives a Retained Interest Distribution, Buyer shall (i) accept and hold such Retained Interest Distribution for the account and sole benefit of Seller, (ii) have no equitable or beneficial interest in such Retained Interest Distribution and (iii) deliver such Retained Interest Distribution (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) promptly (but in the case of a cash Retained Interest Distribution, in no event later than two (2) Business Days after the date on which Buyer receives it) to Seller in the same form received and, when necessary or appropriate, with Buyer’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule or order. If Buyer fails to pay any cash Retained Interest Distribution to Seller within two (2) Business Days of receipt thereof, then Buyer shall pay interest on such Retained Interest Distribution for the period from (and including) the day on which such Retained Interest Distribution is actually received by Buyer to (but excluding) the day such Retained Interest Distribution is actually paid to Seller, in accordance with Section 8.4.

(b) If a Retained Interest Distribution includes securities or other non-cash Distribution, Buyer shall, to the extent permitted by law, endorse (without recourse, representation or warranty), or use commercially reasonable efforts (at Seller’s sole expense) to assist Seller to cause to be registered in Seller’s name, or such name as Seller may direct, and deliver such securities to Seller or to such Entity as Seller may direct as soon as practicable. Pending such transfer, Buyer shall hold the same on behalf and for the sole benefit of Seller and Buyer shall have no equitable or beneficial interest in any such Retained Interest Distribution.

(c) Subject to applicable law, Seller is entitled to receive any Retained Interest Distribution to be remitted by Buyer under this Agreement without the withholding of any tax. If Buyer receives a Retained Interest Distribution that it is required to remit to Seller, Seller shall furnish to Buyer such forms, certifications, statements and other documents as Buyer may reasonably request to evidence Seller’s exemption from the withholding of any tax imposed by the United States of America or any other jurisdiction, whether domestic or foreign, or to enable Buyer to comply with any applicable laws or regulations relating thereto, and Buyer may refrain from remitting such Retained Interest Distribution until such forms, certifications, statements and other documents have been so furnished.

(d) If all or any portion of a Retained Interest Distribution received by Buyer and transferred to Seller pursuant to this Section 8.2 is required to be returned or disgorged by Buyer to any Entity, Seller shall promptly return such Retained Interest Distribution (or portion thereof) to Buyer together with all related interest and charges payable by Buyer in respect thereof.

8.3 Except as provided in Sections 8.1, 8.2, 8.5 or 28, all payments made by Buyer to Seller or by Seller to Buyer under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Buyer, as applicable, in accordance with the wire instructions specified in Section C.1 of the Transaction Specific Terms.

8.4 With respect to the payment of any funds or other property under this Agreement (including the delivery of Distributions under Section 8.1 and Retained Interest Distributions under Section 8.2), whether from Seller to Buyer or from Buyer to Seller, (a) the Party required to deliver a Distribution or a Retained Interest Distribution may withhold therefrom any tax required by law to be withheld, and (b) the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such defaulted amount together with interest on it (for each day from (and including) the date when due to (but excluding) the date when actually paid) at a rate equal to the Federal Funds Rate.

8.5 Without limiting the generality of Section 2.1 to the extent that there are Unfunded Commitments or Agent Expenses, upon the receipt by Seller of a notice of a proposed funding from the related Borrower or the related Agent with respect to a borrowing of funds or Agent Expenses (a “Funding Notice”), Seller shall, upon receipt of a Funding Notice, notify Buyer, by electronic transmission or telecopier, at least one (1) Business Day prior to the date on which the funds are due (the “Funding Date”), if possible, of (a) any funding to be made in respect of the portion of the Participation consisting of Unfunded Commitments or in respect of Agent Expenses; (b) the amount of such funding (the “Funding Advance”); (c) the currency in which the Funding Advance is to be paid; and (d) the Funding Date. Buyer shall pay the Funding Advance to Seller in immediately available funds, without set-off, counterclaim or deduction of any kind not later than 12:00 (noon) (New York time) on the Funding Date, except in the case of Unfunded Commitments for which same day funding is required under the related Credit Documents or other Funding Advances of which Seller has failed to give Buyer at least one Business Day’s notice, in which case, if Seller delivers the Funding Notice to Buyer at or prior to 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 5:00 p.m. (New York time) on the Funding Date and, if Seller delivers the Funding Notice to Buyer after 1:00 p.m. (New York time) on the Funding Date, Buyer shall pay the Funding Advance to Seller not later than 12:00 p.m. (noon) (New York time) on the next succeeding Business Day.

8.6 Upon the receipt of the Funding Advance from Buyer, Seller shall fund the Funding Advance in full, in immediately available funds, without set-off, counterclaim or deduction of any kind in accordance with the terms of the related Credit Agreement. If after Seller receives a Funding Advance from Buyer hereunder, Seller is no longer required under the related Credit Documents to pay any portion of such Funding Advance to the related Agent or related Borrower under the related Credit Documents, then Seller shall promptly refund such portion of the Funding Advance to Buyer.

8.7 If the Funding Advance is received by Seller at any time after 5:00 p.m. (New York time) on the Funding Date, such Funding Advance shall be deemed to have been received on the next succeeding Business Day. Without regard to (a) the date Buyer receives the Funding Notice from Seller and (b) Buyer’s payment of the Funding Advance, any funding by Seller of any Unfunded Commitments (a “Funded Loan”) (together with any and all rights of Seller which arise in respect thereto (including without limitation rights to repayment and all rights in, to and under the related Credit Agreement) shall be deemed to be part of the Participation from and after the time such Funded Loan is made by Seller; provided, however that unless Buyer’s delay in paying the Funding Advance to Seller is the result of Seller’s failure promptly to notify Buyer of the payment obligation in accordance with Section 8.5, Seller may, in its sole discretion, (i) if “Set-Off” is specified to be applicable in the Transaction Summary, set-off all or any portion of an unpaid Funding Advance against Buyer’s right to receive payments with respect to the Transferred Rights and the Participation or (ii) charge Buyer interest at a per annum rate equal to the Federal Funds Rate from and including the time of such Funded Loan by Seller to but excluding the date Buyer pays the Funding Advance to Seller. For the avoidance of doubt, if Seller receives a Funding Notice from a Borrower or Agent on the Funding Date, Seller’s notice to Buyer of such Funding Notice after 1:00 p.m. (New York time) on such date shall not be deemed a failure promptly to notify Buyer of its payment obligation in accordance with Section 8.5 for purposes of the preceding proviso and Seller may, in its sole discretion, charge Buyer interest as provided herein.

8.8 Notwithstanding anything set forth in Sections 8.5, 8.6 and 8.7 or any other provision of this Agreement to the contrary, Seller shall be under no obligation to bid for competitive bid loans (or similar voluntary loan facilities, if any) on behalf of Buyer under any Credit Agreement in respect of the Commitments (if any) or otherwise.

8.9 If the commitments of all the Lenders under a Credit Agreement of the same class or tranche as any Commitments (if any) are reduced or terminated in part and such reduction or termination applies to the aggregate commitments held by Seller under such Credit Agreement, at the request of the related Borrower or otherwise, such reduction shall be applied pro rata to the related Commitments.

9. Notices; Records

9.1 All communications between the Parties in respect of, or notices, requests, directions, consents or other information sent under, this Agreement shall be in writing, hand delivered or sent by overnight courier, electronic transmission or telecopier, addressed to the relevant Party at its address, electronic mail or facsimile number specified in Section D of the Transaction Specific Terms or at such other address, electronic mail or facsimile number as such Party may subsequently request in writing. Except as otherwise provided in Section 11.2, all such communications and notices shall be effective upon receipt.

9.2 Prior to the Elevation Date (if any), Seller shall, subject to applicable law and regulation and the Credit Documents, use commercially reasonable efforts to furnish and convey to Buyer or Buyer’s designee at the address specified in the Transaction Specific Terms (or at such other address as Buyer otherwise directs) all written information and documents received by Seller in its capacity as a Lender from time to time with respect to any Credit Documents and the respective Transferred Rights as soon as practicable after the same are received by Seller, but in any event within three (3) Business Days of such receipt; provided, however, that if such information or documents relate to any matter in respect of which an Act is to be taken, Seller shall furnish and convey such information or documents to Buyer or Buyer’s designee as soon as practicable upon receipt and, in any event, prior to such time when such Act is to be taken if received with reasonably sufficient time for Seller to furnish or convey such information or documents; provided, further, that Seller shall have no liability to Buyer regarding the validity or content of the information and documents furnished pursuant to this Section 9.2. Buyer shall reimburse Seller for any reasonable out-of-pocket expenses incurred by Seller in connection with Seller’s performance of its obligations under this Section 9.2.

9.3 From the Elevation Date through the 45th day thereafter, if Seller receives any notices, correspondence or other documents in respect of the Transferred Rights or any Credit Document that, to the best of Seller’s knowledge, were not sent to the related Lenders generally, Seller shall promptly forward them to Buyer.

9.4 Seller shall maintain records of all payments made to Seller and all payments received from Buyer with respect to the Participation, which records shall, absent manifest error, be conclusive. Such records shall be available for inspection by Buyer from time to time upon reasonable prior notice to Seller during regular business hours.

10. Further Transfers

10.1 The provisions of this Section 10.1 shall apply to any sale, assignment and any other transfer of the Participation or any of Buyer’s rights hereunder or any part thereof or interest therein (each a “Pre-Elevation Transfer”) prior to the occurrence of an Elevation with respect to such rights, part or interest:

(a) Buyer may not make a Pre-Elevation Transfer without the prior consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that no Pre-Elevation Transfer shall be effective unless (i) such Pre-Elevation Transfer does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the transferee in such Pre-Elevation Transfer (the “Transferee”) makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1, 8.1(c) and 18.3, (iii) Buyer has paid or caused to be paid to Seller the transfer fee (if any) specified in Section E.1 of the Transaction Specific Terms (such fee, a “Participation Transfer Fee”) and (iv) the Transferee either (a) is organized under the laws of the United States or any State thereof or (b) has (1) represented to Seller that under applicable law and treaties no taxes will be required to be withheld by Seller with respect to any payments to be made to such Transferee in respect of the Transferred Rights and (2) shall have furnished to Seller such forms, certifications, statements and other documents as Seller has requested or may request from time to time to evidence the Transferee’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto.

(b) Notwithstanding anything contained in this Section 10.1 to the contrary, Buyer may grant one or more subparticipation(s) in the Participation and its rights under this Agreement, or any part thereof or interest therein, without the prior consent of or notice to Seller; provided, however, that no such subparticipation shall be effective unless (i) such subparticipation does not violate any applicable law or regulation or cause Seller to violate or be in breach of any provision of any Transaction Document, (ii) the subparticipant makes to Buyer for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3, and (iii) the subparticipant agrees to obtain from any Entity to which it transfers any interest therein for the benefit of Seller substantially each of the representations, warranties and covenants set forth in Sections 5.1(e) and (h) and 18.3; provided further that, in the event of a subparticipation, Buyer shall remain solely responsible for its obligations under this Agreement and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations hereunder and not with Buyer’s participant.

10.2 After an Elevation, Buyer may sell, assign, grant a participation in, or otherwise transfer all or any portion of the Transferred Rights, this Agreement and its rights under this Agreement, or any interest in any of the foregoing, but only to the extent of such Elevation, without the consent of or notice to Seller (each, a “Post-Elevation Transfer”); provided, however, that notwithstanding any such sale, assignment, participation or transfer, unless Seller otherwise consents in writing (which consent Seller shall not unreasonably withhold or delay), Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s obligations under this Agreement.

10.3 Seller may assign its rights under this Agreement without the prior consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement without the prior consent of Buyer (which shall not be unreasonably withheld or delayed).

11. Voting

11.1 The provisions of the subsection of this Section 11.1 specified in Section F of the Transaction Specific Terms shall apply to the Transaction:

(a) On and after the Settlement Date, Seller (i) shall not take (or refrain from taking) any action with respect to the Transferred Rights and Assumed Obligations (an “Act”) other than in accordance with the prior instructions of Buyer and (ii) shall take (or refrain from taking) any Act with respect thereto in accordance with the prior instructions of Buyer, in each case except (i) as restricted or prohibited under applicable law, rule, order or the Credit Documents (and such restrictions or prohibitions are hereby incorporated by reference as if set forth herein) or (ii) if following such instructions might (in Seller’s reasonable determination) expose Seller to any obligation, liability or expense that in Seller’s reasonable judgment is material and for which Seller has not been provided adequate indemnity; provided, however, that (x) if the Act involved is not divisible in respect of the portion of the Participation related to a Credit Agreement but may be made only in respect of all loans and commitments held by Seller under such Credit Agreement (“Seller’s Claims”), then Seller shall take such Act in accordance with the direction (if timely given) of holders (including Seller, if applicable) owning or holding interests representing more than 50% of the total amount of Seller’s Claims (the “Majority Holders”); or (y) if the Act arises after the commencement of a bankruptcy, insolvency or a similar proceeding relating to the Borrower and/or any Obligor under such Credit Agreement, and is not divisible in respect of all loans and commitments that Seller may own from time to time under such Credit Agreement, but is divisible in respect of all claims of the same class that Seller may have against the Borrower and/or any Obligor under such Credit Agreement, then Seller shall take such Act in accordance with the directions (if timely given) of the majority (including Seller, if applicable) of holders (the “Majority Claims Holders”) in respect of all such claims (measured by amount of claims). For purposes of determining the Majority Holders or Majority Claims Holders pursuant to the preceding sentence, (A) the interests or claims held by Seller for its own account and the interests or claims held by Affiliates of Seller shall be counted or not counted as specified in Section F of the Transaction Specific Terms, and (B) Seller shall only be required to obtain instructions relating to any Act to be taken in respect of the Transferred Rights and Assumed Obligations related to such Credit Agreement from (x) Buyer or (y) if Seller has consented to transfers of the Transferred Rights related to such Credit Agreement (or any portion thereof) pursuant to Section 10.1(b), the then current holders of the aggregate principal amount of the claims outstanding in respect of which such Act is to be taken by Seller. Buyer acknowledges that it shall be bound by any decisions of the Majority Holders or the Majority Claims Holders, as the case may be, to take or not take an Act.

OR

(b) On and after the Settlement Date, Seller shall continue to have sole authority to make, grant and exercise (or refrain from making, granting and exercising) all votes, whether pursuant to amendments, consents or waivers, and otherwise to exercise (or refrain from exercising) all other rights and remedies with respect to the Transferred Rights and Assumed Obligations, except with respect to the matters specified in Section F of the Transaction Specific Terms. Only with respect to such matters, Seller shall take (or refrain from taking) any Act in accordance with the prior instructions of Buyer subject to Section 11.1 (a) above.

11.2 Any consent, instruction or other direction of Buyer permitted under Section 11.1 must be in writing and shall not be effective unless received by Seller no later than one (1) Business Day prior to the date on which such direction must be taken by Seller; provided, however, that if Seller gives notice to Buyer of the Act that is to be taken less than one (1) Business Day prior to the time when such Act is to be taken and Buyer gives a consent or other direction to Seller prior to the time when such Act is to be taken, Seller shall make commercially reasonable efforts to take into account such direction with respect to such Act. Absent such timely consent or other direction (including the withholding of such consent) from Buyer, Seller shall be entitled (but not required), in its sole discretion, to deem that Buyer has given its consent to take (or refrain from taking) any Act on behalf of Buyer with respect to such matters; provided, however, that in doing so, Seller shall act in good faith and subject to the provisions of Section 12.

12. Standard of Care

12.1 Seller will not be held to the standard of care of a fiduciary but will exercise the same duty of care in the administration and enforcement of the Participation and the Transferred Rights it would exercise if it held the Transferred Rights solely for its own account, and except for losses that result from Seller’s bad faith, gross negligence, willful misconduct or breach of any of the express terms and provisions of this Agreement, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. Seller may rely on any notice, consent, certificate, request or other written document or communication received by Seller from Buyer or any employee or agent of Buyer and believed by Seller in good faith to be genuine.

12.2 Seller (i) may rely on legal counsel (including counsel for any Borrower, any Agent or any other Lender), independent public accountants and other experts selected or accepted in good faith by Seller (collectively, the “Experts”) and Seller shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such Experts, (ii) may serve as a member of a creditors’ committee performing such acts as may be authorized and vote (subject to Section 11 hereof) as a member of a designated class of creditors for a plan of reorganization related to any part of the Transferred Rights, (iii) shall be entitled to rely on, and shall incur no liability by acting upon, any conversation, notice, consent, certificate, statement, order, or any document or other writing (including, without limitation, facsimile, electronic mail, or other telecommunication device) believed by Seller to be genuine, (iv) except as expressly set forth in Section 4, makes no warranty or representation (express or implied) and shall not be responsible for any statement, warranty or representation made in connection with any Credit Agreement or any related document or for the financial condition of any Borrower, (v) shall not have any duty to inspect the property (including the books and records) of any Borrower or any Obligor, (vi) except as provided in Section 11, and subject to the standard of care set forth in Section 12.1, shall have no obligations to make any claim, or assert any lien upon, any property held by Seller or assert any offset in respect thereto, (vii) shall have no duties or obligations hereunder other than those expressly provided for herein and (viii) shall have no obligation to take any action which Seller determines in good faith could violate applicable law, rule, regulation, order, any Credit Agreement or other Credit Documents or, in Seller’s reasonable judgment, prejudice Seller’s continuing relationship with any regulatory authority or damage Seller’s reputation or, unless and until it shall have been provided adequate indemnity therefor, expose Seller to any material obligation, liability or expense.

12.3 Except for reports and other documents and information expressly required to be furnished to Buyer pursuant to Sections 9.2 and 9.3 above, Seller shall not have any duty or responsibility to provide Buyer with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Obligor which may come into the possession of Seller or any of its Affiliates.

12.4 Notwithstanding Sections 12.1, 12.2 and 12.3 above, nothing in this Section 12 shall relieve Seller from any liability for its breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

13. Exercise of Rights and Remedies

13.1 No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties, and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2 No failure on the part of a Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver by such Party, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights or remedies under any other related document or against the other Party or any other Entity.

14. Survival; Successors and Assigns

14.1 All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall (as to representations and warranties) be true and correct as of the Settlement Date and any other date set forth in Sections 4.1 or 5.1, as the case may be, and shall survive the execution, delivery and performance of this Agreement and the other Operative Documents.

14.2 This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

15. Elevation

Subject to the terms and provisions of the Credit Documents and any applicable law or regulation, each Party agrees to use commercially reasonable efforts and to take such actions as are necessary (including obtaining all relevant Elevation Required Consents (if any)), as soon as reasonably practicable, to cause Buyer or any actual or prospective transferee or subparticipant with respect to all or any part of the Participation who is mutually acceptable to the Parties (any such Entity or Buyer, a “Permitted Assignee”) to become a Lender under a Credit Agreement with respect to all or any part of the related Transferred Rights (an “Elevation”; and the date on which such Permitted Assignee becomes a Lender under such Credit Agreement, the “Elevation Date”); provided that, (x) if any Funding Advance or other fees or amounts shall then be due and payable or any other obligations are due and owing to Seller by Buyer, an Elevation shall not be permitted with respect to the relevant Loans and/or Commitments, as applicable, and (y) if an Elevation would contravene any law, rule, order or regulation applicable to either Party, an Elevation shall not be permitted with respect to the relevant Loans and/or Commitments, as applicable. Upon the Elevation Date, to the extent of such Elevation, (i) Buyer shall assume all of the Assumed Obligations, (ii) Seller shall have no further responsibility in respect of such Assumed Obligations and (iii) this Agreement shall terminate except as provided in the last sentence of Section 16. At the time of Elevation, Buyer and Seller shall each pay its applicable share of any applicable Elevation Transfer Fee, as specified in Section G.1 of the Transaction Specific Terms. Notwithstanding the foregoing, the occurrence of an Elevation shall not affect (a) each Party’s rights or obligations under this Agreement, (b) the indemnities set forth in Section 6, in each case arising on or before the Elevation Date, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder, (c) Seller’s obligation to deliver to Buyer any Distributions (whether received before, on or after the Elevation Date) pursuant to Section 8 of this Agreement or (d) either Party’s right to reimbursement of Agent Expenses pursuant to Section 7.1.

16. Termination

This Agreement shall terminate when (i) Seller shall have received all Distributions in respect of the Loans and the Commitments (if any) and shall, to the extent required hereunder, have distributed the same to Buyer, provided that if all such Distributions are received in connection with a restructuring of any Loans and Commitments that requires Seller contemporaneously to fund new advances to any Borrower, then such Distributions shall be retained by Seller to the extent necessary to fund such new advances, and this Agreement (a) shall not terminate and (b) shall apply to such new advances, modified mutatis mutandis, (ii) the Commitments (if any) have been terminated and (iii) the Borrowers and the Obligors shall no longer have any obligations under the Credit Documents (other than obligations that, in accordance with the terms of the Credit Documents, shall survive the termination thereof). Notwithstanding the foregoing, the termination of this Agreement shall not affect (a) either Party’s rights or obligations hereunder or (b) the indemnities set forth in Section 6, in each case arising on or before the date of such termination, including, without limitation, any rights or obligations relating to a Party’s breach of any of its representations, warranties, covenants or agreements hereunder.

17. Further Assurances

Each Party agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the other Party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement, including the procurement of the relevant Elevation Required Consents in connection with an Elevation (if any). Without limiting the generality of the foregoing, on and after an Elevation, Seller agrees that if (i) notes have been issued evidencing all or any portion of the Loans and the Commitments (if any), (ii) Buyer or Buyer’s designee or assignee requests that a new note or notes be issued to it, and (iii) the related Agent, the related Borrower or any Governmental Authority requires either (x) the delivery of any note(s) evidencing any Loans and Commitments (if any) previously issued to Seller or (y) the delivery of customary lost note documentation by Seller prior to the issuance thereof, then Seller shall use commercially reasonable efforts to either deliver such note(s) or customary lost note documentation to the related Agent; provided that Seller shall not be required to deliver either a note or such lost note documentation if no note was ever issued or delivered to it.

18. Disclosure

18.1 Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, regulation, subpoena or other legal process, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Entity or sanctions that may be imposed by any Governmental Authority, (e) to its Affiliates, professional advisors and auditors or (f) as set forth in Section 18.2.

18.2 Buyer may disclose the contents of this Agreement to any proposed transferee, assignee, participant, or other Entity proposing to enter into contractual relations with Buyer in respect of the Transferred Rights or any part of them.

18.3 Buyer agrees, and shall cause each Buyer’s designee for purposes of receiving information or documents in accordance with Section 9.2 to agree, that it shall maintain the confidentiality of any information and documents delivered to Buyer to the extent required therein and to the same extent as if Buyer were a party to the Credit Documents and shall, upon Seller’s request, provide to Seller a confidentiality undertaking to such effect in accordance with the terms of the Credit Documents prior to the delivery of any such information or documents.

19. Parties’ Relationships

Each Party and any of their respective Affiliates may engage in any kind of lawful business or other relationship with any Borrower, any Obligor or any of their respective Affiliates, without liability to the other Party or any obligation to disclose such business or relationship to the other Party.

20. Entire Agreement; Conflict

20.1 This Agreement and the other Operative Documents constitute the entire agreement of the Parties with respect to the Transaction and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, representations and warranties in respect thereof, all of which have become merged and finally integrated into this Agreement and the other Operative Documents.

20.2 As between Seller and Buyer, if there is any inconsistency or conflict between this Agreement and any of the other Operative Documents, the provisions of this Agreement shall govern and control. If there is any inconsistency between the Transaction Specific Terms and the Standard Terms, the Transaction Specific Terms shall govern and control.

21. Counterparts; Telecopies

This Agreement and the other Operative Documents may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of any Operative Document shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement and any other Operative Document shall be deemed to be a duplicate original.

22. Relationship Between Buyer and Seller

The relationship between Seller and Buyer shall be that of seller and buyer. Neither is a trustee or agent for the other, nor does either have any fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties. In no event shall the Participation be construed as a loan from Buyer to Seller.

23. Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

24. Governing Law

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

25. Waiver of Trial by Jury

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26. Jurisdiction

26.1 The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them.

26.2 The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement or the Transaction, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

27. Subrogation; Reimbursement Claims

27.1 To the extent that Buyer enforces any claim for indemnification or other right, claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such right, claim or remedy, the Parties agree that, to the extent permitted by law, the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, with respect to such right, claim or remedy to the extent that Buyer receives such payment or other remedy from Seller.

27.2 To the extent that any Borrower or any other Entity enforces any claim for return, disgorgement or reimbursement against Seller for all or any portion of any payment or transfer received by Seller on account of the Transferred Rights prior to the Settlement Date and receives payment or satisfaction from Seller in respect thereof, the Parties agree that, to the extent permitted by law and the Credit Documents, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Buyer against any other Entity, including any Borrower, with respect to such claim (including the right to assert any Reimbursement Claims); provided that, if applicable, Seller has fully indemnified Buyer with respect thereto pursuant to Section 6.1.

28. Judgment Currency

28.1 Each Party’s obligations hereunder to make payments in a specified currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Contractual Currency, except to the extent that such tender or recovery results in the effective receipt by the Party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of the amounts payable to such other Party under this Agreement. If, for the purpose of obtaining or enforcing judgment against any Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Contractual Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Contractual Currency, the conversion shall be made, at the rate of exchange (as quoted by State Street Bank and Trust Company or if State Street Bank and Trust Company does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the mutual agreement of the Parties) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

28.2 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Contractual Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

28.3 If for any reason the amount in the Contractual Currency received by a Party exceeds the amount of the Contractual Currency due and payable, the party receiving the payment will refund promptly the amount of such excess.

28.4 For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Contractual Currency.

29. Interpretation

29.1 This Agreement includes Annex A, Schedule 1 and any other annexes, schedules or other documents attached to or incorporated by reference into the Agreement.

29.2 Terms used in the singular or the plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

29.3 Any reference to a Party includes such Party’s successors and permitted assigns.

29.4 Unless otherwise indicated, any reference to:

(a)	this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date; and

(b)	a statute, law, order, rule or regulation shall be construed as a reference to such statute, law, order, rule or regulation as it may have been, or may at any time before the Settlement Date be, in effect as modified, amended or supplemented as of the Settlement Date.

29.5 Section and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

29.6 This Agreement shall be deemed to have been jointly drafted by the Parties and no provision of it shall be interpreted or construed for or against either Party because such Party actually or purportedly prepared or requested such provision, any other provision or the Agreement as a whole.

30. Accounting Treatment

This Transaction is intended to be treated as a sale by Seller and as a purchase by Buyer.

31. Additional Provisions

The additional provisions set forth in Section H of the Transaction Specific Terms shall apply.

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Schedule 1

Transaction Summary and Defined Terms

Schedule 2

Form UCC-1

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